Exhibit 99.2
News Release
For Further Information

For H&R Block
Media Relations:	Nick Iammartino, 816-854-4556, nick.iammartino@hrblock.com
Investor Relations:	Scott Dudley, 816-854-4505, scott.dudley@hrblock.com
For Cerberus
Media Relations:	J.J. Rissi, Weber Shandwick, 212-445-8224, jjrissi@webershandwick.com Cerberus Media Line: 212-891-1558
H&R BLOCK ANNOUNCES AGREEMENT TO SELL OPTION ONE MORTGAGE
FOR IMMEDIATE RELEASE April 20, 2007
     KANSAS CITY, Mo. — H&R Block Inc. (NYSE: HRB) today announced that it has signed a definitive agreement to sell Option One Mortgage Corp. to OOMC Acquisition Corp., a newly formed company affiliated with Cerberus Capital Management, L.P. The transaction excludes Option One subsidiary H&R Block Mortgage Corp.
     The cash purchase price will be the value of the tangible net assets of the business at the date of closing, less $300 million. At Jan. 31, 2007, the tangible net assets of Option One were $1.27 billion. H&R Block may also receive an additional cash payment in the form of an earnout, contingent on Option One’s future net income from mortgage loan originations.
     According to the terms of the agreement, Option One’s tangible net asset value will be calculated as of the date of closing, which is expected during H&R Block’s fiscal second quarter ending Oct. 31, 2007. H&R Block has the right to sell certain Option One assets before closing. Given that provision and changing market conditions, the tangible net asset value at closing will be different than it was at Jan. 31.
     The earnout arrangement provides for H&R Block to receive one-half of Option One’s cumulative net income from its loan origination business, for the 18 months following the closing, up to a maximum payment of $300 million but not less than zero.
     “Option One has developed into a leading provider of mortgage services for Americans whose financial needs have not been served by traditional lenders,” said Mark A. Ernst, chairman and chief executive officer. “With the changes occurring and being discussed for the U.S. mortgage industry, Option One will be positioned to more effectively compete, while allowing H&R Block to focus on growing its core tax, accounting and aligned financial services businesses.”
     In connection with the transaction, the company expects to incur a non-cash pretax charge for impairment of its investment in Option One of approximately $290 million to
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$320 million, to be recorded in its fiscal 2007 fourth quarter. The charge consists of impairments to various assets, primarily goodwill and property, plant and equipment.
     Completion of the transaction is subject to various closing conditions. The buyer has commitments for the full purchase price.
     H&R Block has decided to cease operations of H&R Block Mortgage, a loan originator dealing directly with retail borrowers, before the transaction closes. This will result in pretax charges for severance, facilities closure and other costs of approximately $25 million. In addition, the company expects to record in its fiscal 2007 fourth quarter a non-cash pretax charge of approximately $16 million in connection with the impairment of H&R Block Mortgage goodwill.
     H&R Block will continue to provide its retail tax and other clients with prime residential mortgage loans through H&R Block Bank, which began operations in May 2006.
     The company continues to expect that fiscal 2007 earnings from operations other than Option One and H&R Block Mortgage will be $1.15 to $1.25 per share. A net loss is expected for fiscal 2007 on a fully reported basis, however, as a result of the above charges and conditions in the subprime mortgage industry. The company now expects to report its fourth quarter and full year fiscal 2007 results on June 21, 2007, reflecting additional time required to complete its financial report due to the ongoing mortgage transaction.
     H&R Block’s financial advisor in connection with the transaction was Goldman Sachs & Co.; legal advice was provided by the Jones Day law firm.
New Bridge Financing Facility
     The company also announced that it entered on April 16 into a $500 million bridge financing facility, which was fully drawn at closing, with HSBC Bank USA and BNP Paribas as lenders. The bridge facility provided funding for H&R Block to temporarily refinance $500 million of notes issued by subsidiary Block Financial Corp., which matured April 16. The new facility was provided on terms substantially similar to several existing credit facilities and matures Dec. 20, 2007.
Conference Call/Webcast
     H&R Block will host a listen-only conference call for analysts, institutional investors, shareholders, media and the public at 8:30 a.m. EDT (7:30 a.m. CDT) today, April 20, in which Ernst will discuss the definitive agreement.
     To access the conference call, please dial the number below approximately five to 10 minutes prior to the scheduled starting time:
U.S./Canada (866) 202-3048 — Access Code: 64432458
International (617) 213-8843 — Access Code: 64432458
     To access the call via webcast, the link can be obtained at www.hrblock.com by clicking on Company, then Block Investors.
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     A replay of the call will be available beginning at 10:00 a.m. EDT April 20 by dialing (888) 286-8010 (U.S./Canada) or (617) 801-6888 (international). The replay access code is 63164608. A replay via webcast will also be available on the company’s Web site at www.hrblock.com.
Forward Looking Statement
The information contained in this press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such statements are based upon current information and management’s expectations regarding the company, speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such forward-looking statements. Such differences could be caused by a number of factors including, but not limited to, the uncertainty regarding completion of the sale of Option One Mortgage Corp.; the value of the consideration to be received if the sale of Option One Mortgage Corp. is completed; pending the sale of Option One Mortgage Corp. and the windup of H&R Block Mortgage Corp., the uncertainty of the impact and effect of changes in the non-prime mortgage market, including changes in interest rates, loan origination volume and levels of early payment defaults and resulting loan repurchases; changes in market, economic, political or regulatory environments; and other risks described from time to time in reports and statements filed by the company and its subsidiaries with the Securities and Exchange Commission.
About Option One
Based in Irvine, California, Option One Mortgage Corp. is a leading national wholesale originator and servicer of non-prime residential mortgage loans. In 2006 it was among the nation’s 10 largest originators of non-prime residential mortgages, with $40 billion in originations; the company originated $21 billion in loans during the first nine months of fiscal 2007. In addition, Option One is an industry leader in servicing mortgage loans, with a servicing volume of approximately $68 billion in non-prime mortgages at Jan. 31, 2007. For more information about Option One, visit www.optiononemortgage.com.
About H&R Block
H&R Block Inc. (NYSE: HRB) is a leading provider of tax, financial, and accounting and business consulting services and products. H&R Block is the world’s largest tax services provider, having prepared more than 400 million tax returns since 1955. The company and its subsidiaries generated revenues of $3.6 billion and net income of $287 million from continuing operations in fiscal year 2006. The company currently operates in three principal business segments: Tax Services (income tax preparation and advice via in-office, online and software solutions); Business Services (accounting, tax and business consulting services for midsized companies); and Consumer Financial Services (investment and financial advisory services and banking services). Headquartered in Kansas City, Mo., H&R Block markets its continuing services and products under two leading brands — H&R Block and RSM McGladrey. For more information visit our Online Press Center at www.hrblock.com.
About Cerberus Capital Management, L.P.
Established in 1992, Cerberus Capital Management, L.P. is one of the world’s leading private investment firms with approximately $23.5 billion under management in funds and accounts. Through its team of more than 275 investment and operations professionals, Cerberus specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus is headquartered in New York City, with affiliate and/or advisory offices in Chicago, Los Angeles, Atlanta, London, Baarn, Frankfurt, Tokyo, Osaka and Taipei. More information on Cerberus can be found at www.cerberuscapital.com.
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